Exhibit 10.5

AMENDMENT OF ALL STOCK OPTION AGREEMENTS

OUTSTANDING ON DECEMBER 31, 2005

Quad/Graphics, Inc. (the “Company”) has granted options evidenced by written stock option agreements pursuant to the Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan, the Quad/Graphics, Inc. 1990 Stock Option Plan, and the Quad/Graphics, Inc. 1983 Stock Option Plan. On December 16, 2005, the Board of Directors of the Company adopted this amendment to all such stock option agreements which were outstanding on that day (such stock option agreements hereinafter referred to as the “Agreements” or individually an “Agreement”).  Pursuant to the terms of such Agreements written consent of the optionee is necessary for the amendments to be effective with respect to a particular Agreement. An express condition of the Board of Directors action is that any such written consent, in the form acceptable to the Company, be received by the Chief Financial Officer of the Company no later than December 31, 2005. The amendments shall not apply to any Agreement for which such consent is not timely received.

Subject to the written consent requirement, the Agreements are amended as follows:

1.                                       With respect to any Agreement for which the exercise price was less than the fair market value as of the date of the grant of the award reflected in the Agreement, the exercise price is automatically increased to the fair market value as of such original date of grant. For this purpose, fair market value shall be the appraisal price established by the Company as of the December 31st on or immediately preceding the date of grant, with the following exceptions:

a.                                       For grants on October 29, 2003, the fair market value as of the date of grant is $32;

b.                                      For grants on December 20, 2002, the fair market value as of the date of grant is $32; and

c.                                       For grants on August 6, 2002, the fair market value as of the date of grant is $29.75.

2.                                       With respect to any Agreement for which the optionee is not fully vested, after December 16, 2005 the optionee shall be entitled at any point in time thereafter to the better of the pre-amendment vesting schedule or the new vesting schedule. For this purpose, vesting is the right to exercise the options. Under the new schedule, vesting accrues as to 5% of the optioned shares under the Agreement on each of the first twenty (20) anniversaries of the original date of grant of the award reflected in the Agreement, but only to the extent that the optionee has not occurred a termination of employment prior to such anniversary. As an example, if the preamendment option agreement provided for full vested at retirement after attainment of age 60, such provision shall supersede the new vesting schedule for any optionee at retirement after attainment of age 60.

3.                                       With respect to all Agreements, the latest possible exercise date of any option shall be ninety (90) days after separation from service as defined by the applicable regulations for Code Section 409A. This deadline cannot be extended by retirement or in any other manner.

4.                                       With respect to all Agreements:

(a)                                  The exercise of all or any part of the option shall require a minimum seven (7) day advance notice to the Company containing the particular grant involved, the number of shares, and the date of exercise. Such notice shall give rise to an option in the Company to purchase all or part of the option shares purchased pursuant to such exercise (and all shares issued pursuant to a stock dividend or split thereon or any securities issued in lieu thereof or in substitution or exchange thereof following such exercise of the option) (the “Purchased Shares”) on the terms and conditions set forth in paragraphs (b) through (e) below.

(b)                                 The Company’s option to purchase the Purchased Shares pursuant to paragraph (a) shall commence on the same day as any and each exercise of the option in whole or in part and shall remain open and outstanding for as long as optionee, any transferee and any third party claiming an interest in the Purchased Shares has any interest in such shares.

(c)                                  If the Company so elects, the closing of the optionee’s exercise of the stock option shall occur on the applicable date provided in the advance notice and the closing of the Company’s exercise of its option to purchase shall occur immediately thereafter, on the same day. Otherwise, the Company may elect to exercise its option at any time in the future.

(d)                                 The Company may exercise such option by giving written notices of such exercise to the optionee, transferee, or any third party claiming an interest in the Purchased Shares, which notice shall describe the number and class and series of the Purchased Shares with respect to which the Company is exercising its option under this provision. For purposes of this provision, the Company shall only be required to provide such a notice to a third party claiming an interest in the Purchased Shares if the Company has received a court order determining that a person or entity other than the optionee or transferee has an interest in the Purchased Shares and, if such interest is a marital property or community property interest, evidence satisfactory to the Company that either of the conditions specified in (I) and (II) has ceased to be satisfied, where (I) is that the portion of the shares in which such interest is created continues to be registered solely in the name of the optionee and (II) is that the optionee maintains full management and control rights with respect to that portion of the shares in which such interest is created. The notice to the optionee and transferee shall be addressed in accordance with the information in the stock ledgers of the Company, and the notice to the third party shall be addressed in accordance with the last information known to, and believed reliable by, the Secretary of the Company. For purposes of this provision, the term “transferee” means any person or entity whom obtains any right or interest in the Purchased Shares as a result of a transfer permitted under the Agreement and who is a holder of record of such Purchased Shares according to the stock records of the Company.

(e)                                  The purchase price for the Purchased Shares with respect to which the Company is exercising its option to purchase (the “Call Shares”) shall be the price most recently determined by independent appraisers selected by the Company to appraise the value of the Stock. If no independent appraisal has been done within eighteen (18) months prior to the date in question, then the purchase price shall be determined by agreement of the parties, failing which the parties shall submit the matter of valuation of the Call Shares to an independent appraiser mutually agreed upon, whose fees shall be shared equally by the Company and the holder of the Call Shares and the decision of such appraiser shall be final and binding on all parties.

(f)                                    Upon receipt by the optionee and transferee of notice of the Company’s exercise of its option to purchase the Call Shares, the optionee and transferee shall promptly deliver to the Company all certificates of stock evidencing the Call Shares, duly endorsed for transfer to the Company by the optionee and transferee and by any third party claiming an interest in the Purchased Shares pursuant to a court order, and the optionee and transferee shall transfer and assign the Call Shares to Company free and clear of all claims, liens, security interests and encumbrances, including without limitation any marital property or community property interests in such Call Shares. In the event that the Company shall exercise its option to purchase the Call Shares prior to receipt by the Company, at its principal offices, of a certified copy of a court order determining the existence of an interest in a person or entity other than the optionee or transferee in the Call Shares, the Company shall pay the entire purchase price for the Call Shares in cash by check payable solely to the optionee and any transferee, pro rata based on the number of Call Shares owned by them, notwithstanding any interest in the Call Shares claimed by any third party. In the event that the Company shall exercise such option subsequent to receipt by the Company of a copy of such court order, the Company shall pay the entire purchase price for the Call Shares in cash by cheek payable to the optionee and any transferee, pro rata based on the number of Call Shares owned by them, and the third party claiming an interest in the Call Shares except as otherwise ordered in such court order.

(g)                                 In the absence of a court order, the determination as to the validity and extent of an interest claimed by a person other than the optionee or transferee in any of the Call Shares shall be made by the Company; and the Company’s determinations shall be binding and conclusive on the Company and all persons claiming an interest in the Call Shares. In making such determinations, the Company shall, in the absence of a court order to the contrary, treat any marital property or community property interest in the Call Shares as consisting of the same percentage of each class or series of stock held by the optionee or transferee pursuant hereto that such marital property or community property interest is of all of the Purchased Shares.

If the Company exercises its option to purchase the Call Shares and the Call Shares consist of an undivided fractional interest in the Purchased Shares, the optionee or transferee shall have the right to equitably partition the Call Shares.